Exhibit 10.3


REDKEN LABORATORIES, INC.
575 FIFTH AVENUE
NEW YORK, NY 10017-2450


June 28, 1996


Mr. Frank Ferola
President
The Stephan Co.
1850 West McNab Road
Fort Lauderdale, FL 33309


Dear Frank,


     You have informed us The Stephan Co. ("Stephan") has reached an agreement in principle with Charley Hall to acquire the capital stock of the Sorbie Acquisition Co. ('SAC").

     Stephan has requested Redken to enter into an agreement to compromise the balance due under the Secured Promissory Note of SAC dated July 22, 1994 ( the "Secured Promissory Note") and to delay taking any action under the terms of the Trademark Security
Agreement dated July 22, 1994.

     This letter confirms the obligations, covenants and conditions to be performed by Stephan and Redken's agreement to extend the payment deadline under the Secured Promissory Note and forbear, without waiver, asserting rights and remedies under the Trademark Security Agreement until June 28, 1996 upon the terms and subject to the conditions set forth herein below:

     1. On or before June 28, 1996 Stephan shall pay Redken the non-refundable sum of $500,000 (plus, in the event payment for any reason is made after May 10, 1996, interest thereon from April 19, 1996 until the date of receipt by Redken at the prime rate of Morgan Guaranty Trust Company of New York plus two percent (2%) by wire transfer ofimmediately available funds to an account designated by Redken.

     2.    Execution and delivery by Stephan of a Secured
Promissory Note in the principal amount of $2,000,000 (the "Stephan
Note"), the form of which is attached hereto as Exhibit A, due and payable in full July 19, 1996. No interest shall be payable on the Stephan
Note if it is paid in full when due. If the Stephan Note is not paid in full when due, interest shall accrue on the unpaid principal at the rate of 25% per annum.

     3. Execution by SAC of a trademark assignment of the Sorbie Trademarks (as defined in the Trademark Security Agreement dated July 22, 1994) to Stephan substantially in the form attached hereto as Exhibit B.

     4. Execution and delivery by Stephan of an Assumption and Indemnity instrument, substantially in the form attached hereto as Exhibit C, evidencing Stephan's assumption of all royalty payment obligations to Frank Fuhrer International, Inc. ("FFI") arising under the Asset Purchase Agreement by and among FFI and Redken dated December 4, 1989 (the FFI Royalty Payment Obligations"), evidencing Stephan shall indemnify and hold Redken harmless with respect to the FFI Royalty Payment Obligations and evidencing that Stephan shall, with the consent of Redken, take an assignment of and assume the duties, obligations, covenants and conditions of Sorbie Acquisition
Co. described and set forth in the Trademark Security
Agreement dated July 22, 1994.

     5. Redken will maintain a first priority security interest in the Sorbie Trademarks identified in the Trademark Security Agreement and in accordance with its terms to secure payments pursuant to the Stephan Note and satisfaction of the FFI Royalty Obligations.
Redken hereby acknowledges and agrees that, as of the date hereof, the Trademark Security Agreement is the only security agreement for the obligations set forth in the Secured Promissory Note and the Stephan Note. The trademark security interest will be released completely without delay when the Stephan Note has been paid and the FFI Royalty Obligations either have been paid or have been colateralized in a manner satisfactory to Redken.

     6. Stephan hereby represents and warrants to Redken, which representations and warranties are, as of the date hereof, and will be, as of the execution and delivery of the Promissory Note and Assumption and Indemnification
Agreement, true and correct as follows:

     6.1. Organization. Stephan is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     6.2. Authorization. Stephan has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Stephan and the consummation by Stephan of the transactions contemplated hereby have been duly approved by the board of directors of Stephan. No other corporate proceedings on the part of Stephan are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stephan and is a legal, valid and binding obligation of Stephan, enforceable against Stephan in accordance with its terms.

     7. In the event each of the forgoing covenants to be performed by Stephan are performed on or before June 28, 1996 and each of the conditions set forth above to be satisfied by Stephan is satisfied on or before June 28, 1996, then Redken shall accept the Stephan Note, the Assumption of Obligations and Indemnity Agreement and
Stephan's assumption of the Trademark Security Agreement in compromise and substitution for the Secured Promissory Note, and the Secured Promissory Note shall be, at Stephan's option, canceled or transferred to Stephan.

     8.  Effective upon Redken's acceptance of the Stephan
Note, the Assumption of Obligations and Indemnity Agreement and
Stephan's assumption of the Trademark Security Agreement, Redken acknowledges that it has no claims, actions or demands against SAC or any of its subsidiaries and affiliates except The Stephan Co. pursuant to the aforesaid agreements.  Redken, on the one hand, and SAC
(including its subsidiaries and affiliates except The Stephan Co.), on the other hand, each releases and discharges the others from any and all
claims,   actions, liabilities, demands, and costs whatsoever in law or equity which either ever had or now have against the others upon or by reason of any matter up through the date of this Agreement.

     Please confirm your agreement with the foregoing by signing in the space provided below and returning one copy for our files.

                                             Very truly yours,


                                             Roger Dolden
                                             Chief Financial Officer


Accepted and Agreed:

The Stephan Co.


Title:
Date: June 28, 1996